Exhibit 10.4

EXECUTION VERSION

SECURITY AGREEMENT

By

FAIRPOINT COMMUNICATIONS, INC.,

and

ITS SUBSIDIARIES PARTY HERETO,
as Grantors,

and

MORGAN STANLEY SENIOR FUNDING, INC.,
as Administrative Agent

Dated as of February 14, 2013

Section 5.02	Further Assurances	11

Section 5.03	Taxes; Encumbrances	11

Section 5.04	Continuing Obligations of the Grantors	12

Section 5.05	Limitation on Modification of Accounts	12

Section 5.06	Insurance	12

Section 5.07	Certain Covenants and Provisions Regarding Patent, Trademark and Copyright Collateral	12

Section 5.08	Other Actions	14

Section 5.09	Legal Names; Type of Organization (and whether a Registered Organization and/or a Transmitting Utility); Jurisdiction of Organization; Organizational Identification Numbers; Changes Thereto; Etc.	15

ARTICLE VI REMEDIES		16

Section 6.01	Remedies upon Default	16

Section 6.02	Application of Proceeds	18

Section 6.03	Grant of License to Use Intellectual Property	18

Section 6.04	Subordination	18

Section 6.05	Deficiency	19

Section 6.06	Limitation on the Exercise of Remedies	19

ARTICLE VII MISCELLANEOUS		19

Section 7.01	Notices	19

Section 7.02	Survival of Agreement	19

Section 7.03	Binding Effect	19

Section 7.04	Intercreditor Agreement	19

Section 7.05	GOVERNING LAW	20

Section 7.06	Waivers; Amendment	21

Section 7.07	Severability	21

ANNEXES

Annex I	Form of Copyright Security Agreement

Annex II	Form of Patent Security Agreement

Annex III	Form of Trademark Security Agreement

Annex IV	Form of Joinder Agreement

SCHEDULES

Schedule 4.02	Filing Jurisdictions

Schedule 4.03	Jurisdiction of Organization

Schedule 4.05(a)	Deposit Accounts

Schedule 4.05(b)	Securities and Commodities Accounts

Schedule 4.06(a)	Copyrights constituting Material Intellectual Property

Schedule 4.06(b)	Licenses constituting Material Intellectual Property

Schedule 4.06(c)	Patents constituting Material Intellectual Property

Schedule 4.06(d)	Trademarks constituting Material Intellectual Property

Schedule 4.07	Commercial Tort Claims

SECURITY AGREEMENT

This SECURITY AGREEMENT (as amended, amended and restated, supplemented or otherwise modified from time to time, this “Agreement”), dated as of February 14, 2013 among FAIRPOINT COMMUNICATIONS, INC., a Delaware corporation (the “Borrower”), each Subsidiary of the Borrower listed on the signature pages hereto (collectively, together with each Subsidiary that becomes a party hereto pursuant to Section 7.11 of this Agreement, and, together with the Borrower, the “Grantors”) and MORGAN STANLEY SENIOR FUNDING, INC., as Administrative Agent (in such capacity, and together with any successors and assigns in such capacity, the “Administrative Agent”) for the benefit of the Secured Parties.

R E C I T A L S

WHEREAS, the Borrower, the lenders from time to time party thereto (the “Lenders”) and the Administrative Agent have entered into a Credit Agreement, dated as of the date hereof (as amended, modified, restated and/or supplemented from time to time, the “Credit Agreement”), providing for the making of Loans to, and the issuance of, and participation in, Letters of Credit for the account of the Borrower and/or one or more of its Subsidiaries, all as contemplated therein.

WHEREAS, certain subsidiaries of the Borrower, as guarantors, have entered into the Guaranty, pursuant to which, among other things, such guarantor has unconditionally guaranteed the Obligations of the Borrower.

WHEREAS, the Borrower and the other Loan Parties may from time to time be a party to one or more Secured Hedge Agreements.

WHEREAS, the Borrower and the other Loan Parties may from time to time be a party to one or more Secured Cash Management Agreements.

WHEREAS, it is a condition precedent to the effectiveness of the Credit Agreement and the making of Loans and the issuance of, and participation in, Letters of Credit thereunder that each Grantor shall have executed and delivered to the Administrative Agent this Agreement.

WHEREAS, each Grantor desires to execute this Agreement to satisfy the condition described in the preceding paragraph.

NOW THEREFORE, in consideration of the foregoing and other benefits accruing to each Grantor, the receipt and sufficiency of which are hereby acknowledged, each Grantor hereby agrees as follows:

ARTICLE I

DEFINITIONS

Section 1.01          Uniform Commercial Code Defined Terms.  Unless otherwise defined herein, terms used herein that are defined in the UCC shall have the meanings assigned to them in the UCC (and, if defined in more than one Article of the UCC, shall have the meaning given in Article 9 thereof), including the following which are capitalized herein:

“Accounts”; “Bank”; “Certificate of Title”; “Chattel Paper”; “Commercial Tort Claim”; “Commodity Account”; “Commodity Contract”; “Commodity Customer”; “Commodity Intermediary”; “Deposit Accounts”; “Documents”; “Electronic Chattel Paper”; “Entitlement Holder”; “Entitlement Order”; “Equipment”; “Financial Asset”; “Fixtures”; “Goods”; “Instruments”; “Inventory”; “Investment Property”; “Letter-of-Credit Rights”; “Letters of Credit”; “Money”; “Proceeds”; “Securities”; “Securities Account”; “Securities Intermediary”; “Security Entitlement”; “Supporting Obligations”; and “Tangible Chattel Paper”.

Section 1.02          Credit Agreement Defined Terms.  Capitalized terms used but not otherwise defined herein that are defined in the Credit Agreement shall have the meanings given to them in the Credit Agreement.

Section 1.03          Definition of Certain Terms Used Herein.  As used herein, the following terms shall have the following meanings:

“Account Debtor” shall mean any Person who is or who may become obligated to any Grantor under, with respect to or on account of an Account.

“Administrative Agent” shall have the meaning assigned to such term in the introductory paragraph of this Agreement.

“Bailee Letter” shall mean a bailee letter agreement, in form and substance reasonably satisfactory to the Administrative Agent.

“Books and Records” shall mean all instruments, files, records, ledger sheets and documents evidencing, covering or relating to any of the Collateral.

“Borrower” shall have the meaning assigned to such term in the introductory paragraph of this Agreement.

“Collateral” shall have the meaning assigned to such term in Section 3.01.

“Control” shall mean (i) in the case of each Deposit Account, “control,” as such term is defined in Section 9-104 of the UCC, (ii) in the case of any Security Entitlement, “control,” as such term is defined in Section 8-106(d) of the UCC, and (iii) in the case of any Commodity Contract, “control,” as such term is defined in Section 9-106(b) of the UCC.

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“Copyright License” shall mean each agreement granting any right to any third party under any copyright owned by any Grantor or which such Grantor otherwise has the right to license, or granting any right to such Grantor under any copyright now or hereafter owned by any third party, and all rights of such Grantor under any such agreement.

“Copyrights” shall mean, collectively, with respect to each Grantor, all copyrights (whether statutory or common law, whether registered or unregistered and whether published or unpublished) and all copyright registrations and applications made by such Grantor in the United States, including, without limitation, the copyrights, registrations and applications listed on Schedule 4.06(a) to this Agreement, together with any and all (i) rights and privileges arising under applicable law with respect to such Grantor’s use of such copyrights, (ii) renewals and extensions thereof, (iii) income, fees, royalties, damages, claims and payments now or hereafter due and/or payable with respect thereto, including, without limitation, damages and payments for past, present or future infringements thereof and (iv) rights to sue for past, present or future infringements thereof.

“Copyright Security Agreement” shall mean an agreement substantially in the form of Annex I hereto.

“Credit Agreement” shall have the meaning assigned to such term in the Recitals of this Agreement.

“Excluded Property” shall have the meaning assigned to such term in Section 3.01.

“General Intangibles” shall mean, collectively, all “general intangibles,” as such term is defined in the UCC, and in any event shall include, without limitation, all choses in action and causes of action and all other intangible personal property of any Grantor of every kind and nature now owned or hereafter acquired by any Grantor, including all rights and interests in partnerships, limited partnerships, limited liability companies and other unincorporated entities, corporate or other business records, indemnification claims, contract rights (including rights under leases, whether entered into as lessor or lessee, Swap Contracts, Cash Management Agreements and other agreements), goodwill, registrations, franchises and tax refund claims, but, for the purposes of this Agreement, General Intangibles shall exclude all Intellectual Property.

“Grantors” shall have the meaning assigned to such term in the introductory paragraph of this Agreement.

“Guaranty” means the Continuing Guaranty, dated as of the date hereof, made by certain of the Borrower’s Subsidiaries party thereto in favor of the Administrative Agent, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Intellectual Property” shall mean all intellectual property of every kind and nature owned in the United States by a Grantor, including Patents, Copyrights, Licenses, Trademarks, trade secrets, confidential or proprietary technical and business information, know-how or other confidential or proprietary data or information, software and databases and all

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rights to sue and collect damages for past, present or future infringement for any of the foregoing.

“Lenders” shall have the meaning assigned to such term in the Recitals of this Agreement.

“License” shall mean any United States Patent License, Trademark License or Copyright License or other United States license or sublicense in respect of Intellectual Property to which any Grantor is a party including, without limitation, those listed on Schedule 4.06(b) to this Agreement.

“Material Intellectual Property” shall mean all Intellectual Property that is material to the business of the Loan Parties and their Subsidiaries (taken as a whole).

“Patent License” shall mean any agreement granting to any third party any right to make, use or sell any invention covered by a patent, owned by any Grantor or which any Grantor otherwise has the right to license, or granting to any Grantor any right to make, use or sell any invention on which a patent, owned by any third party, is in existence, and all rights of any Grantor under any such agreement.

“Patents” shall mean all of the following in the United States owned by a Grantor:  (a) all letters patent and all applications for letters patent, including registrations, recordations and pending applications in the United States Patent and Trademark Office, including, without limitation, those listed on Schedule 4.06(c) to this Agreement, and (b) all reissues, continuations, divisions, continuations-in-part, renewals or extensions thereof, and the inventions disclosed or claimed therein.

“Patent Security Agreement” shall mean an agreement substantially in the form of Annex II hereto.

“Permitted Liens” means Liens permitted under Section 7.01 of the Credit Agreement.

“Pledge Agreement” means the Pledge Agreement, dated as of the date hereof, made by the Borrower and certain of its Subsidiaries party thereto in favor of the Administrative Agent, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Pledge Agreement Collateral” shall mean “Collateral” under and as defined in the Pledge Agreement.

“Registered Organization” shall have the meaning given such term in Section 9-102(a)(70) of the UCC.

“Secured Debt Agreements” means, collectively, this Agreement, the Credit Agreement, any other Loan Document, any Secured Hedge Agreement and any Secured Cash Management Agreement.

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“Security Interests” shall mean the Liens and security interests granted in Section 3.02 of this Agreement to secure the Obligations.

“Trademark License” shall mean any agreement, now or hereafter in effect, granting to any third party any right to use any trademark now or hereafter owned by any Grantor or that any Grantor otherwise has the right to license, or granting to any Grantor any right to use any trademark now or hereafter owned by any third party, and all rights of any Grantor under any such agreement.

“Trademarks” shall mean all of the following in the United States owned by a Grantor:  (a) all trademarks, service marks, trade names, “doing business as” names, trade styles, trade dress, logos, other source or business identifiers, designs and general intangibles of like nature, all registrations and recordations thereof, and all applications filed in connection therewith, including registrations and registration applications in the United States Patent and Trademark Office or any State of the United States, and all extensions or renewals thereof, including, without limitation, those listed on Schedule 4.06(d) to this Agreement and, (b) all goodwill connected with the use thereof and symbolized thereby.

“Trademark Security Agreement” shall mean an agreement substantially in the form of Annex III hereto.

“Transmitting Utility” has the meaning given such term in Section 9-102(a)(80) of the UCC.

“UCC” shall mean the Uniform Commercial Code as in effect from time to time in the State of New York; provided, however, that if by reason of mandatory provisions of law, any or all of the perfection or priority of the Administrative Agent’s and the Secured Parties’ security interests in any item or portion of the Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as in effect on the date hereof in such other jurisdiction for purposes of the provisions hereof relating to such perfection or priority and for purposes of definitions relating to such provisions.

ARTICLE II
AUTHORITY OF ADMINISTRATIVE AGENT

Section 2.01          Remedies Not Exclusive.

No remedy conferred upon or reserved to the Administrative Agent herein or in the other Loan Documents is intended to be exclusive of any other remedy or remedies, but every such remedy shall be cumulative and shall be in addition to every other remedy conferred herein or in any other Loan Document or now or hereafter existing at law or in equity or by statute.

No delay or omission by the Administrative Agent to exercise any right, remedy or power hereunder or under any other Loan Document shall impair any such right, remedy or power or shall be construed to be a waiver thereof, and every right, power and remedy given by

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this Agreement or any Loan Document to the Administrative Agent may be exercised from time to time and as often as may be deemed expedient by the Administrative Agent.

If the Administrative Agent shall have proceeded to enforce any right, remedy or power under this Agreement or under any other Loan Document and the proceeding for the enforcement thereof shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Administrative Agent, then the Grantors, the Administrative Agent and the other Secured Parties shall, subject to any determination in such proceeding, severally and respectively be restored to their former positions and rights hereunder or thereunder with respect to the Collateral and in all other respects, and thereafter all rights, remedies and powers of the Administrative Agent shall continue as though no such proceeding had been taken.

Section 2.02          Waiver and Estoppel.

(a)        Subject to the terms of the Loan Documents, each Grantor agrees, to the extent it may lawfully do so, that it will not at any time in any manner whatsoever claim, or take the benefit or advantage of, any appraisement, valuation, stay, extension, moratorium, turnover or redemption law, or any law permitting it to direct the order in which the Collateral shall be sold, now or at any time hereafter in force, which may delay, prevent or otherwise affect the performance or enforcement of this Agreement or any Loan Document and hereby waives all benefit or advantage of all such laws and covenants that it will not hinder, delay or impede the execution of any power granted to the Administrative Agent in this Agreement or any Loan Document but will suffer and permit the execution of every such power as though no such law were in force.

(b)        Each Grantor, to the extent it may lawfully do so, on behalf of itself and all who may claim through or under it, including without limitation any and all subsequent creditors, vendees, assignees and licensors, waives and releases all rights to demand or to have any marshaling of the Collateral upon any sale, whether made under any power of sale granted herein or in any other Loan Document or pursuant to judicial proceedings or upon any foreclosure or any enforcement of this Agreement or any other Loan Document and consents and agrees that all the Collateral may at any such sale be offered and sold as an entirety.

(c)        Each Grantor waives, to the extent permitted by applicable law, presentment, demand, protest and any notice of any kind (except notices explicitly required hereunder or under any Loan Document) in connection with this Agreement and the other Loan Documents and any action taken by the Administrative Agent with respect to the Collateral.

Section 2.03          Limitation on Administrative Agent’s Duty in Respect of Collateral.  Beyond its duties as to the custody thereof expressly provided herein, under applicable law or in any other Loan Document and to account to the Secured Parties and the Grantors for moneys and other property received by it hereunder or under any Loan Document and any other express duties specified in the Loan Documents, the Administrative Agent shall have no duty to the Grantors or to the Secured Parties as to any Collateral in its possession or control or in the possession or control of any of its agents or nominees, or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto.

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ARTICLE III

SECURITY INTERESTS

Section 3.01          Collateral.  For the purposes of this Agreement, the term “Collateral” shall mean each Grantor’s right, title and interest in, to and under all of the following property, wherever located, and whether now existing or hereafter arising or acquired from time to time:

(a)        Accounts;

(b)        Books and Records;

(c)        Money and Deposit Accounts;

(d)        Chattel Paper;

(e)        Commercial Tort Claims described on Schedule 4.07 to this Agreement;

(f)        Documents;

(g)        Equipment;

(h)        Fixtures;

(i)         General Intangibles;

(j)         Goods;

(k)        Instruments;

(l)         Inventory;

(m)      Investment Property;

(n)        Letter-of-Credit Rights;

(o)        Letters of Credit;

(p)        Supporting Obligations;

(q)        Material Intellectual Property, including the Intellectual Property set forth on Schedules 4.06(a), (b), (c), and (d); and

(r)         all Proceeds and products of any and all of the foregoing and all accessions to, substitutions and replacements for, and rents, profits and products of, each of the foregoing, and any and all Proceeds of any insurance, indemnity, warranty or guaranty payable to such Grantor from time to time with respect to any of the foregoing;

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provided that, notwithstanding the foregoing, “Collateral” shall not include the following items (collectively, “Excluded Property”): (i) Pledge Agreement Collateral or any Equity Interests in an Excluded Entity (as defined in the Pledge Agreement), (ii) FCC licenses and PUC authorizations to the extent (and only to the extent) that any Grantor is prohibited from granting liens and security interests therein pursuant to applicable Law, but the Collateral shall include, to the maximum extent permitted by Law, all rights incident or appurtenant to all FCC licenses and PUC authorizations and the right to receive all proceeds derived from or in connection with the sale, assignment or transfer of such FCC licenses and PUC authorizations, (iii) any contracts, leases, licenses or other agreements as to which the grant of a security interest would (A) constitute a violation of a restriction in favor of a third party on such grant, (B) constitute or result in the abandonment, invalidation, unlawfulness or unenforceability of any right, title or interest of any Grantor therein or (C) give any other party to such contract, lease, license or other agreement a right to terminate its obligations thereunder; provided, however, that any such contract, lease, license or other agreement shall only be excluded, in each case under clauses (A) and (C) above, to the extent such violation or right to terminate would not be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable Law or principles of equity; and provided, further, that any such contract, lease, license or other agreement shall not be excluded, and such security interest shall attach immediately at such time as the condition causing such violation or right to terminate shall no longer exist, and, to the extent severable, shall attach immediately to any portion of any such contract, lease, license or other agreement that does not result in any of the consequences specified in (A) or (C) above, (iv) any application to register any Trademark in the United States Patent and Trademark Office based upon Grantor’s “intent to use” such Trademark (but only if the grant of security interest to such application would result in the invalidation of such application or any resulting registration), in each case, unless and until a “Statement of Use” or “Amendment to Allege Use” is submitted to and accepted by the United States Patent and Trademark Office with respect thereto, at which point Collateral shall include, and the security interests granted hereunder shall attach to, such application, (v) motor vehicles and other assets subject to a Certificate of Title, (vi) all leasehold interests relating to real property, (vii) any other asset, or portion thereof, the granting of a security interest in which would be void or illegal under any applicable law, (viii) any property subject to a purchase money Lien, (ix) any assets located outside the United States or assets that require action under the law of any jurisdiction other than the United States to create or perfect a security interest in such assets, including Intellectual Property registered in any jurisdictions other than the United States, and (x) (A) Deposit Accounts exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of any Guarantor’s employees, (B) deposit accounts used primarily as disbursement accounts, (C) that certain account with Bank of America, N.A., containing the Initial Litigation Trust Funds (as defined in the Plan of Reorganization) and (D) the Bankruptcy Claims Reserve account at BB&T ending in 6161, the Bankruptcy Claims Distribution Account ending in 7979 at Texas Capital Bank and the VT Broadband Restricted account at BB&T Bank ending in 9919 and the Security Deposit bank account at BB&T Bank ending in 6102; provided, however, that the Excluded Property shall not include any Proceeds, substitutions or replacements of Excluded Property (unless such Proceeds, substitutions or replacements would constitute Excluded Property).

Section 3.02          Grant of Security Interest in Collateral.  As security for the payment and performance in full of the Obligations, each Grantor hereby mortgages, pledges and

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hypothecates to the Administrative Agent, for the ratable benefit of the Secured Parties, and hereby grants to the Administrative Agent, for the ratable benefit of the Secured Parties, a security interest in, all of such Grantor’s right, title and interest in, to and under the Collateral of such Grantor, wherever located, whether now existing or hereafter arising or acquired from time to time.

Section 3.03          Lien Filing.  The Administrative Agent is hereby authorized to file one or more financing statements (including fixture filings), continuation statements, filings with the United States Patent and Trademark Office, United States Copyright Office or other documents for the purpose of perfecting, confirming, continuing, enforcing or protecting the Security Interests granted by each Grantor, without the signature of any Grantor, and naming any Grantor or the Grantors as debtors and the Administrative Agent as secured party.  Any such financing statement may indicate the collateral as “all assets of the debtor, whether now owned or existing or hereafter acquired or arising”, “all personal property of the debtor, whether now owned or existing or hereafter acquired or arising”, or words of similar effect and/or meaning.

Section 3.04          No Assumption of Liability.  The Security Interests are granted as security only and shall not subject the Administrative Agent or any other Secured Party to, or in any way alter or modify, any obligation or liability of any Grantor with respect to or arising out of the Collateral.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

Each Grantor represents and warrants to the Administrative Agent and the other Secured Parties that:

Section 4.01          Title and Authority.  Each Grantor has good and valid rights in the Collateral and title to the Collateral with respect to which it has purported to grant the Security Interests hereunder and has full power and authority to grant to the Administrative Agent, for the benefit of the Secured Parties, the Security Interests in such Collateral pursuant hereto and to execute, deliver and perform its obligations in accordance with the terms of this Agreement, without the consent or approval of any other Person other than any consent or approval which has been obtained.

Section 4.02          Validity of Security Interest and Filings.

(a)        The Security Interests constitute legal and valid security interests in all the Collateral securing the payment and performance of the Obligations.  As of the date hereof, all information set forth on the Schedules annexed hereto is correct and complete in all material respects.  As of the date hereof, the Collateral described on Schedules 4.05(a), 4.05(b) and 4.07 annexed hereto constitutes all of the property of such type of Collateral owned or held by the Grantors.  Fully completed UCC financing statements (including fixture filings as applicable) stating that the same cover “all assets of the debtor,” “all personal property and assets of the debtor” or words of similar import, or containing a description of the Collateral have been delivered to the Administrative Agent for filing in each governmental, municipal or other office

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specified in Schedule 4.02.  Except as set forth in clause (b) below with respect to Collateral consisting of United States registered and applied-for Copyrights, United States registered and applied-for Trademarks and United States registered and applied-for Patents, upon (i) the filing of such UCC financing statements with the appropriate filing offices of each jurisdiction specified in Schedule 4.02 and (ii) the taking of possession or control by the Administrative Agent of the Collateral to the extent required by this Agreement, the Administrative Agent, for the benefit of the Secured Parties, will have a perfected first priority security interest in respect of all Collateral, to the extent such security interest can be perfected under the UCC by such filings, possession or control (to the extent such control is required by this Agreement), other than Permitted Liens, and subject to the Intercreditor Agreement.

(b)        With respect to all Collateral consisting of United States registered and applied-for Patents, United States registered and applied-for Trademarks and United States registered and applied-for Copyrights that are registered or applied for in the name of any Grantor as of the date hereof, fully executed Patent Security Agreements, Trademark Security Agreements and/or Copyright Security Agreements, as applicable, containing a description of all Collateral consisting of such United States registered and applied-for Patents, United States registered Trademarks (and Trademarks for which United States registration applications are pending other than any United States registration applications comprising Excluded Property) and United States registered and applied-for Copyrights have been delivered to the Administrative Agent for recordation with the United States Patent and Trademark Office or the United States Copyright Office, as applicable, pursuant to 35 U.S.C. § 261 or 17 U.S.C. § 205 and the regulations thereunder, as applicable.  Upon the recordation of such Patent Security Agreements, Trademark Security Agreements and/or Copyright Security Agreements with the United States Patent and Trademark Office or the United States Copyright Office, as applicable, and the filing of proper UCC financing statements with the appropriate filing offices of each jurisdiction specified in Schedule 4.02, the Administrative Agent, for the benefit of the Secured Parties, will have perfected first priority security interests in respect of all Collateral consisting of Patents, Trademarks and Copyrights registered or applied-for (other than any United States registration applications for Trademarks comprising Excluded Property) in the name of any Grantors as of the date hereof.

Section 4.03          Jurisdiction of Organization.  As of the date hereof, Schedule 4.03 hereto identifies each Grantor’s corporate (or, if not a corporation, legal) name, its jurisdiction of incorporation or organization, and the type of entity and the state organization identification number of such Grantor (if the state of its incorporation or organization provides such organization number).

Section 4.04          Instruments and Tangible Chattel Paper.  As of the date hereof, each Instrument and each item of Tangible Chattel Paper owned by a Grantor and required to be delivered to the Administrative Agent pursuant to Section 5.08(f) has been properly endorsed, assigned and delivered to the Administrative Agent, and, if necessary, accompanied by instruments of transfer or assignment duly executed in blank.

Section 4.05          Deposit Accounts and Investment Property.  Each Grantor hereby represents and warrants that as of the date hereof (a) it maintains no Deposit Accounts other than the accounts listed in Schedule 4.05(a) to this Agreement, (b) it maintains no Securities Accounts

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or Commodity Accounts other than those listed in Schedule 4.05(b) to this Agreement and (c) it does not hold, own or have any interest in any certificated securities or uncertificated securities other than those constituting Pledge Agreement Collateral, Equity Interests in Excluded Entities or those maintained in Securities Accounts or Commodity Accounts listed in Schedule 4.05(b) to this Agreement.

Section 4.06          Intellectual Property.

(a)        Schedule 4.06(a) attached hereto contains a complete and accurate list, as of the date hereof, of all registered Copyrights (and Copyrights for which registration applications are pending) owned by each Grantor that constitute Material Intellectual Property.

(b)        Schedule 4.06(b) attached hereto contains a complete and accurate list, as of the date hereof, of all Licenses to which any Grantor is a party that constitute Material Intellectual Property.

(c)        Schedule 4.06(c) attached hereto contains a complete and accurate list, as of the date hereof, of all registered Patents (and Patents for which applications are pending) owned by each Grantor that constitute Material Intellectual Property.

(d)        Schedule 4.06(d) attached hereto contains a complete and accurate list, as of the date hereof, of all registered Trademarks (and Trademarks for which registration applications are pending) owned by each Grantor that constitute Material Intellectual Property.

Section 4.07          Commercial Tort Claims.  As of the date hereof each Grantor hereby represents and warrants that it holds no Commercial Tort Claims reasonably expected to have a value over $250,000, other than those listed on Schedule 4.07 to this Agreement.

ARTICLE V

COVENANTS

Section 5.01          Protection of Security.  Each Grantor shall, at its own cost and expense, take any and all actions reasonably necessary to defend the Security Interests of the Administrative Agent in the Collateral and the priority thereof against any Lien other than Permitted Liens.

Section 5.02          Further Assurances.  Each Grantor agrees, at its own expense, to execute, acknowledge, deliver and cause to be duly filed all such further instruments and documents and take all such actions as the Administrative Agent may from time to time reasonably deem necessary to better assure, preserve, protect and perfect the Security Interests and the rights and remedies created hereby, including the payment of any fees and taxes required in connection with the execution and delivery of this Agreement, the granting of the Security Interests and the filing of any financing statements or other documents in connection herewith or therewith.

Section 5.03          Taxes; Encumbrances.  During the continuance of an Event of Default, the Administrative Agent may discharge past due taxes, assessments, charges, fees,

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Liens, security interests or other encumbrances at any time levied or placed on the Collateral except to the extent the same constitute Permitted Liens, and may pay for the maintenance and preservation of the Collateral to the extent any Grantor fails to do so as required by this Agreement and each Grantor jointly and severally agrees to reimburse the Administrative Agent on demand for any payment made or any expense incurred by the Administrative Agent pursuant to the foregoing authorization, together with interest thereon at the rate then in effect in respect of the Loans, and such amounts shall constitute Obligations secured by the Collateral; provided, however, that nothing in this Section 5.03 shall be interpreted as excusing any Grantor from the performance of, or imposing any obligation on the Administrative Agent or any Secured Party to cure or perform, any covenants or other promises of any Grantor with respect to taxes, assessments, charges, fees, liens, security interests or other encumbrances and maintenance as set forth herein or in the other Secured Debt Agreements.

Section 5.04          Continuing Obligations of the Grantors.  Each Grantor shall remain liable to observe and perform all the conditions and obligations to be observed and performed by it under each contract, agreement or instrument relating to the Collateral, all in accordance with the terms and conditions thereof to the same extent as if this Agreement had not been executed.

Section 5.05          Limitation on Modification of Accounts.  None of the Grantors will, without the Administrative Agent’s prior written consent, grant any extension of the time of payment of any of the Accounts, compromise, compound or settle the same for less than the full amount thereof, release, wholly or partly, any Person liable for the payment thereof or allow any credit or discount whatsoever thereon, other than extensions, credits, discounts, compromises or settlements granted or made in the ordinary course of business and consistent with such prudent and standard practices used in industries in which such Grantor is engaged.

Section 5.06          Insurance.  The Grantors, at their own expense, shall maintain or cause to be maintained insurance covering physical loss or damage to the Collateral in accordance with Section 6.07 of the Credit Agreement.  Each Grantor irrevocably makes, constitutes and appoints the Administrative Agent (and all officers, employees or agents designated by the Administrative Agent) as such Grantor’s true and lawful agent (and attorney-in-fact) for the purpose, during the continuance of an Event of Default, of making, settling and adjusting claims in respect of Collateral under policies of insurance, endorsing the name of such Grantor on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance and for making all determinations and decisions with respect thereto.

Section 5.07          Certain Covenants and Provisions Regarding Patent, Trademark and Copyright Collateral.  (a) Each Grantor agrees that it will not, nor will it permit any of its licensees to, do any act, or knowingly omit to do any act, whereby any Patent that constitutes Material Intellectual Property (and solely during the period where such Patent constitutes Material Intellectual Property) may become invalidated or dedicated to the public.(b) Each Grantor (either itself or through its licensees or its sublicensees) will, for each Trademark that constitutes Material Intellectual Property (and solely during the period where such Trademark constitutes Material Intellectual Property), (i) maintain such Trademark in full force free from any claim of abandonment or invalidity for nonuse, (ii) maintain the quality of products and services offered under such Trademark and (iii) not knowingly use or knowingly permit the use of such

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Trademark in violation of any third party rights in a manner that, in each case, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

(c)        Each Grantor shall notify the Administrative Agent as soon as reasonably practicable if it knows that any Patent, Trademark or Copyright that constitutes Material Intellectual Property becomes or is reasonably likely to become abandoned, forfeited or dedicated to the public, or of any adverse determination or development including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office or the United States Copyright Office (other than, with respect to any pending application to register any Patent, Trademark or Copyright, routine office actions or other determinations or developments in the ordinary course of prosecution before the United States Patent and Trademark Office or the United States Copyright Office) regarding such Grantor’s ownership of any Patent, Trademark or Copyright that constitutes Material Intellectual Property, or its right to register the same, or to keep and maintain the same.

(d)        Each Grantor hereby agrees that with respect to all Material Intellectual Property owned by such Grantor on the date hereof, it will, if requested by the Administrative Agent, execute and deliver any and all agreements, instruments or documents as the Administrative Agent may reasonably request to evidence the Administrative Agent’s security interest in such Intellectual Property, which agreements, instruments or documents may be filed with the United States Patent and Trademark Office, the United States Copyright Office or any office or agency in any political subdivision of the United States.

(e)        In the event that any Grantor, either itself or through any agent, employee, licensee or designee, files an application for or, following the Closing Date, becomes the registered owner of, any Patent, Trademark or Copyright (or for the registration of any Trademark or Copyright) with the United States Patent and Trademark Office, the United States Copyright Office or any office or agency in any political subdivision of the United States that constitutes Material Intellectual Property, such Grantor shall promptly (and in any event within sixty (60) days of such filing or acquisition, or such longer time as the Administrative Agent may agree in its discretion) notify the Administrative Agent of such occurrence, and shall execute and deliver any and all agreements, instruments, documents and papers (including, without limitation, Patent Security Agreements, Trademark Security Agreements and/or Copyright Security Agreements, as applicable) as the Administrative Agent may reasonably request to evidence the Administrative Agent’s security interest in such Patent, Trademark or Copyright or application therefor, and in the event of such Grantor’s failure to notify of such occurrence, or execute or deliver such materials to the Administrative Agent pursuant to the terms of this Section, each Grantor hereby appoints the Administrative Agent as its attorney-in-fact to execute and file such writings solely for the foregoing purposes, all acts of such attorney being hereby ratified and confirmed; such power, being coupled with an interest, is irrevocable until this Agreement is terminated.

(f)        Each Grantor will take all reasonably necessary steps that are consistent with its reasonable business judgment in any proceeding before the United States Patent and Trademark Office, the United States Copyright Office or any office or agency in any political subdivision of the United States to maintain and pursue each application relating to the Patents, Trademarks and/or Copyrights that constitutes Material Intellectual Property (and to

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obtain the relevant grant or registration) and to maintain each issued Patent and each registration of the Trademarks or Copyrights that that constitutes Material Intellectual Property, including timely filings of applications for renewal, affidavits of use, affidavits of incontestability and payment of maintenance fees, and, if consistent with its reasonable business judgment, to initiate opposition, interference and cancellation proceedings against third parties.

(g)        In the event that any Grantor knows that any Collateral consisting of a Patent, Trademark or Copyright has been or is about to be infringed, misappropriated or diluted by a third party, such Grantor promptly shall notify the Administrative Agent and shall, if consistent with its reasonable business judgment, promptly sue for infringement, misappropriation or dilution and to recover any and all damages for such infringement, misappropriation or dilution, and take such other actions as are appropriate under the circumstances to protect such Collateral.

(h)        To each Grantor’s knowledge, on and as of the date hereof, such Grantor is not infringing upon any patent, trademark or copyright of any other Person other than such infringement that, individually or in the aggregate, would not (or would not reasonably be expected to) result in a Material Adverse Effect and no proceedings have been instituted or are pending against such Grantor or, to such Grantor’s knowledge, threatened, and no claim against such Grantor has been received by such Grantor, alleging any such violation.

Section 5.08          Other Actions.  In order to further ensure the attachment, perfection and priority of, and the ability of the Administrative Agent to enforce, the Administrative Agent’s security interests in the Collateral, each Grantor agrees, in each case at such Grantor’s own expense, to take the following actions with respect to the following Collateral:

(a)        As between the Administrative Agent and the Grantors, the Grantors shall bear the investment risk with respect to the Investment Property, and the risk of loss of, damage to or the destruction of the Investment Property, whether in the possession of, or maintained as a security entitlement or deposit by, or subject to the control of, the Administrative Agent, a Securities Intermediary, a Commodity Intermediary, any Grantor or any other Person; provided, however, that nothing contained in this Section 5.10(a) shall release or relieve any Securities Intermediary or Commodity Intermediary of its duties and obligations to the Grantors or any other Person under any control agreement or under applicable law.

(b)        Electronic Chattel Paper and Transferable Records.  If any amount individually in excess of $500,000 or in the aggregate in excess of $2,000,000, payable under or in connection with any of the Collateral shall be evidenced by any Electronic Chattel Paper or any “transferable record,” as that term is defined in Section 201 of the Federal Electronic Signatures in Global and National Commerce Act, or in Section 16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction, the Grantor acquiring such Electronic Chattel Paper or transferable record shall promptly notify the Administrative Agent thereof and shall take such action as the Administrative Agent may reasonably deem necessary to vest in the Administrative Agent control under UCC Section 9-105 of such Electronic Chattel Paper or control under Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or, as the case may be, Section 16 of the Uniform Electronic Transactions Act, as

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so in effect in such jurisdiction, of such transferable record.  The Administrative Agent agrees with such Grantor that the Administrative Agent will arrange, pursuant to procedures reasonably satisfactory to the Administrative Agent and so long as such procedures will not result in the Administrative Agent’s loss of control, for the Grantor to make alterations to the Electronic Chattel Paper or transferable record permitted under UCC Section 9-105 or, as the case may be, Section 201 of the Federal Electronic Signatures in Global and National Commerce Act of Section 16 of the Uniform Electronic Transactions Act for a party in control to allow without loss of control, unless an Event of Default has occurred and is continuing or would occur after taking into account any action by such Grantor with respect to such Electronic Chattel Paper or transferable record.

(c)        Letter-of-Credit Rights.  If any Grantor is at any time a beneficiary under a Letter of Credit now or hereafter issued in favor of such Grantor in an amount individually in excess of $500,000 or in the aggregate in excess of $2,000,000, such Grantor shall promptly notify the Administrative Agent and, if requested by the Administrative Agent, such Grantor shall use commercially reasonable efforts to pursuant to an agreement in form and substance satisfactory to the Administrative Agent, either (i) arrange for the issuer and any confirmer of such Letter of Credit to consent to an assignment to the Administrative Agent of the proceeds of any drawing under the Letter of Credit or (ii) arrange for the Administrative Agent to become the transferee beneficiary of such Letter of Credit.

(d)        Commercial Tort Claims.  If any Grantor shall at any time hold or acquire a Commercial Tort Claim having a value individually in excess of $500,000 or in the aggregate in excess of $2,000,000 such Grantor shall promptly notify the Administrative Agent thereof and, if requested by the Administrative Agent, grant to the Administrative Agent in writing signed by such Grantor a security interest therein and in the Proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance reasonably satisfactory to the Administrative Agent.

(e)        Landlord’s Access Agreements/Bailee Letters.  With respect to each warehouse or other storage facility located in the United States of America owned by any Person other than a Grantor, if Inventory, Equipment or other personal property of any Grantor with a fair market value in excess of $500,000 is regularly maintained at such location, the Borrower shall notify the Administrative Agent thereof and, if requested by the Administrative Agent, will use commercially reasonable efforts to deliver a landlord waiver and access agreement or Bailee Letter, as applicable, in form and substance reasonably satisfactory to the Administrative Agent.

(f)        Instruments and Tangible Chattel Paper.  If any amount individually in excess of $500,000 or in the aggregate in excess of $2,000,000 payable under or in connection with any of the Collateral shall be evidenced by any Instrument or Tangible Chattel Paper, the Grantor acquiring such Instrument or Tangible Chattel Paper shall forthwith endorse, assign and deliver the same to the Administrative Agent, accompanied by such instruments of transfer or assignment duly executed in blank as the Administrative Agent may from time to time specify.

Section 5.09          Legal Names; Type of Organization (and whether a Registered Organization and/or a Transmitting Utility); Jurisdiction of Organization; Organizational Identification Numbers; Changes Thereto; Etc.  No Grantor shall change its legal name, its type

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of organization, its status as a Registered Organization (in the case of a Registered Organization), its status as a Transmitting Utility or as a Person which is not a Transmitting Utility, as the case may be, its jurisdiction of organization, or its organizational identification number (if any), except that any such changes shall be permitted (so long as not in violation of the applicable requirements of the Secured Debt Agreements if (i) it shall have given to the Administrative Agent not less than ten (10) days’ prior written notice of each change to its legal name, its type of organization, whether or not it is a Registered Organization, its jurisdiction of organization, its organizational identification number (if any), and whether or not it is a Transmitting Utility, and (ii) in connection with the respective change or changes, it shall have taken all action reasonably deemed necessary by the Administrative Agent to maintain the security interests of the Administrative Agent in the Collateral intended to be granted hereby at all times fully perfected and in full force and effect.

ARTICLE VI

REMEDIES

Section 6.01          Remedies upon Default.  Subject to Section 6.06, after the occurrence and during the continuance of an Event of Default, the Administrative Agent (acting in accordance with Section 8.02(c) of the Credit Agreement) shall have the right to take any of or all the following actions at the same or different times:  (a) with respect to any Collateral consisting of Intellectual Property, on demand, to cause the Security Interest to become an assignment, transfer and conveyance of any of or all such Collateral by the applicable Grantors to the Administrative Agent, or to license or sublicense, whether general, special or otherwise, and whether on an exclusive or nonexclusive basis, any such Collateral throughout the world on such terms and conditions and in such manner as the Administrative Agent shall determine (other than in violation of applicable law or any then existing Licenses to the extent that waivers cannot be obtained), and (b) with or without legal process and with or without prior notice or demand for performance, to take possession of the Collateral and without liability for trespass to enter any premises where the Collateral may be located for the purpose of taking possession of or removing the Collateral and, generally, to exercise any and all rights afforded to a secured creditor under the UCC or other applicable law.  Without limiting the generality of the foregoing, each Grantor agrees that the Administrative Agent (acting in accordance with Section 8.02(c) of the Credit Agreement) shall have the right, subject to the mandatory requirements of applicable law, to sell or otherwise dispose of all or any part of the Collateral, at public or private sale or at any broker’s board or on any securities exchange, for cash, upon credit or for future delivery as the Administrative Agent shall deem appropriate.  The Administrative Agent shall be authorized at any such sale of Equity Interests (if it deems it advisable to do so) to restrict the prospective bidders or purchasers to Persons who will represent and agree that they are purchasing such Collateral for their own account for investment and not with a view to the distribution or sale thereof, and upon consummation of any such sale the Administrative Agent shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold.  Each such purchaser at any such sale shall hold the property sold absolutely, free from any claim or right on the part of any Grantor, and each Grantor hereby waives (to the extent permitted by law) all rights of redemption, stay and appraisal which such Grantor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.

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The Administrative Agent (acting in accordance with Section 8.02(c) of the Credit Agreement) shall give a Grantor ten (10) Business Days’ prior written notice (which each Grantor agrees is reasonable notice within the meaning of Section 9-612 of the UCC) of the Administrative Agent’s intention to make any sale or other disposition of such Grantor’s Collateral.  Such notice, in the case of a public sale, shall state the time and place for such sale and, in the case of a sale at a broker’s board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Collateral, or portion thereof, will first be offered for sale at such board or exchange.  Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Administrative Agent (acting in accordance with Section 8.02(c) of the Credit Agreement) may fix and state in the notice of such sale.  At any such sale, the Collateral, or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Administrative Agent may (in its sole and absolute discretion (acting in accordance with Section 8.02(c) of the Credit Agreement)) determine.  The Administrative Agent shall not be obligated to make any sale of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given.  The Administrative Agent may (acting in accordance with Section 8.02(c) of the Credit Agreement), without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned.  In case any sale of all or any part of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by the Administrative Agent (acting in accordance with Section 8.02(c) of the Credit Agreement) until the sale price is paid by the purchaser or purchasers thereof, but the Administrative Agent shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may be sold again upon like notice.  At any public (or, to the extent permitted by law, private) sale made pursuant to this Section, the Administrative Agent on behalf of the Secured Parties (or certain of them (acting in accordance with Sections 8.02(c) and 10.03 of the Credit Agreement)) may bid for or purchase, free (to the extent permitted by law) from any right of redemption, stay, valuation or appraisal on the part of any Grantor (all said rights being also hereby waived and released), the Collateral or any part thereof offered for sale and may make payment on account thereof by using any Obligation then due and payable to such Secured Parties from any Grantor as a credit against the purchase price, and such Secured Parties may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to any Grantor therefor.  For purposes hereof, a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof; the Administrative Agent (acting in accordance with Section 8.02(c) of the Credit Agreement) shall be free to carry out such sale pursuant to such agreement and no Grantor shall be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Administrative Agent shall have entered into such an agreement all Events of Default shall have been remedied and the Obligations paid in full.  As an alternative to exercising the power of sale herein conferred upon it, the Administrative Agent (acting in accordance with Section 8.02(c) of the Credit Agreement) may proceed by a suit or suits at law or in equity to foreclose this Agreement and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver.  Any sale pursuant to the provisions of this Section

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shall be deemed to conform to the commercially reasonable standards as provided in Section 9-610 of the UCC.

This Agreement may be enforced only by the action of the Administrative Agent acting in accordance with Sections 8.02(c) and 10.03 of the Credit Agreement and no other Secured Party shall have any right individually to seek to enforce or to enforce this Agreement or to realize upon the security to be granted hereby.

Section 6.02          Application of Proceeds.

(a)        All moneys collected by the Administrative Agent upon any sale or other disposition of the Collateral, together with all other moneys received by the Administrative Agent hereunder, shall be applied in accordance with Section 8.03 of the Credit Agreement.

(b)        All payments required to be made to the Secured Parties hereunder shall be made to the Administrative Agent for the account of the respective Secured Parties.

(c)        It is understood that each Grantor shall remain jointly and severally liable to the extent of any deficiency between (x) the amount of the Obligations for which it is liable directly or as a Guarantor that are satisfied with proceeds of the Collateral and (y) the aggregate outstanding amount of the Obligations.

Section 6.03          Grant of License to Use Intellectual Property.

For the purpose of enabling the Administrative Agent to exercise rights and remedies under this Article at such time as the Administrative Agent shall be lawfully entitled to exercise such rights and remedies, each Grantor hereby grants to the Administrative Agent a nonexclusive license (exercisable without payment of royalty or other compensation to the Grantors) to use, license or sublicense any of the Collateral, except to the extent that such license may not be granted (i) as a result of a pre-existing exclusive Licenses or (ii) pursuant to any License granting such Grantor rights in such Intellectual Property, consisting of Intellectual Property now owned or hereafter acquired by such Grantor, and wherever the same may be located, and including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof; provided that the quality of any services or products in connection with which any Trademarks included in the Collateral are used will not be materially inferior to the quality of such services or products sold by such Grantor under such Trademarks immediately prior to such Event of Default.  The use of such license by the Administrative Agent shall be exercised, at the option of the Administrative Agent, only after the occurrence and during the continuation of an Event of Default; provided that any license, sublicense or other transaction entered into by the Administrative Agent in accordance herewith shall be binding upon the Grantors notwithstanding any subsequent cure of an Event of Default.  Such license shall be irrevocable until this Agreement is terminated.

Section 6.04          Subordination.  Each Grantor hereby agrees that, upon the occurrence and during the continuance of an Event of Default, unless otherwise agreed by the Administrative Agent, all Indebtedness owing by it to any Subsidiary of the Borrower shall be fully subordinated to the payment in full in cash of such Grantor’s Obligations.

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Section 6.05          Deficiency.  Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay its Obligations and the fees and disbursements of any attorneys employed by the Administrative Agent or any Secured Party to collect such deficiency.

Section 6.06          Limitation on the Exercise of Remedies.  The Administrative Agent acknowledges that (i) certain of the Collateral may be subject to regulation by the FCC, an applicable PUC or other regulatory authority (the “Regulated Collateral”) and (ii) to the extent (and only to the extent) that applicable law requires that Administrative Agent first obtain the consent of the FCC, any applicable PUC or any other regulatory authority prior to exercising any of the remedies set forth herein, regarding any of the Regulated Collateral, the Administrative Agent agrees that it will obtain such consent prior to effecting such remedies.

ARTICLE VII

MISCELLANEOUS

Section 7.01          Notices.  All notices and other communications hereunder shall be given in accordance with Section 10.02 of the Credit Agreement.

Section 7.02          Survival of Agreement.  All covenants, agreements, representations and warranties made by any Grantor herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Secured Debt Agreement shall be considered to have been relied upon by the Administrative Agent and the other Secured Parties and shall survive the making by the Lenders of the Loans and the Lenders’ issuance of and participations in Letters of Credit (as defined in the Credit Agreement), regardless of any investigation made by the Secured Parties or on their behalf, and shall continue in full force and effect until this Agreement shall terminate.

Section 7.03          Binding Effect; Successors and Assigns.  This Agreement shall become effective as to any Grantor when a counterpart hereof executed on behalf of such Grantor shall have been delivered to the Administrative Agent and a counterpart hereof shall have been executed on behalf of the Administrative Agent (it being understood that delivery of an executed counterpart by electronic imaging shall be effective as delivery of a manually executed counterpart), and thereafter shall be binding upon such Grantor and the Administrative Agent and their respective successors and assigns, and shall inure to the benefit of such Grantor and the Administrative Agent for the benefit of the Secured Parties and their respective successors and assigns, except that no Grantor shall have the right to assign or transfer its rights or obligations hereunder or any interest herein or in the Collateral (and any such assignment or transfer shall be void) except as expressly permitted by each of the other Secured Debt Agreements.  Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements by or on behalf of any Grantor or the Administrative Agent that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.

Section 7.04          Intercreditor Agreement.  Notwithstanding any provision to the contrary contained herein, all terms and provisions of this Agreement (other than Section 3.02)

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are subject to the terms of the Intercreditor Agreement.  In the event of any conflict between the terms of this Agreement (other than Section 3.02) and the Intercreditor Agreement, the terms of the Intercreditor Agreement shall govern.

Section 7.05          GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, EXCEPT TO THE EXTENT THAT, PURSUANT TO MANDATORY PROVISIONS OF LAW, THE PERFECTION, THE EFFECT OF PERFECTION OR NONPERFECTION OR THE PRIORITY OF ANY SECURITY INTEREST GRANTED HEREUNDER MAY BE DETERMINED IN ACCORDANCE WITH THE LAWS OF A DIFFERENT JURISDICTION.  EACH GRANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT IT WILL NOT COMMENCE ANY ACTION OR PROCEEDING OF ANY KIND OR DESCRIPTION, WHETHER IN LAW OR EQUITY, WHETHER IN CONTRACT OR IN TORT OR OTHERWISE, AGAINST THE ADMINISTRATIVE AGENT, ANY SECURED PARTY, OR ANY RELATED PARTY OF THE FOREGOING IN ANY WAY RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS RELATING HERETO OR THERETO, IN ANY FORUM OTHER THAN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF SUCH COURTS AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT.  EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.  NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT OR ANY SECURED PARTY MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST ANY GRANTOR OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

EACH GRANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULL EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN THE IMMEDIATELY PRECEDING PARAGRAPH. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULL EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

EACH GRANTOR HEREBY IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.02 OF THE

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CREDIT AGREEMENT. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

WAIVER OF JURY TRIAL; FINAL AGREEMENT.  EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULL EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 7.06          Waivers; Amendment.  None of the terms and conditions of this Agreement may be changed, waived, modified or varied in any manner whatsoever unless in writing duly signed by the Administrative Agent (with the consent of the Required Lenders or, to the extent required by Section 10.01 of the Credit Agreement, all of the Lenders) and each Grantor affected thereby.

Section 7.07          Severability.  In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction).  The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

Section 7.08          Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute a single contract.  Delivery of an executed signature page to this Agreement by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart hereof.

Section 7.09          Headings.  Article and Section headings used herein are for the purpose of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

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Section 7.10          Termination.

(a)        Upon the Termination Date (as defined below), this Agreement shall automatically terminate (provided that all indemnities set forth herein and in the other Secured Debt Agreements shall survive any such termination) and the Administrative Agent, at the request and expense of the Grantors, will, if requested by the Grantors, execute and deliver to the Grantors a proper instrument or instruments acknowledging the satisfaction and termination of this Agreement as provided above, and will duly assign, transfer and deliver to such Grantor (without recourse and without any representation or warranty) such of the Collateral as may be in the possession of the Administrative Agent and as has not theretofore been sold or otherwise applied or released pursuant to this Agreement, together with any moneys at the time held by the Administrative Agent hereunder.  As used in this Agreement, “Termination Date” shall mean the date upon which the Termination Conditions have been satisfied and the Obligations have been paid in full in cash (or for which collateralization or other arrangements satisfactory to the Hedge Bank party thereto have been made) with respect to any Secured Hedge Agreement then due and payable (or would become due and payable as a result of such release).

(b)        In the event that any part of the Collateral is released from the Lien granted hereunder pursuant to Section 10.20 of the Credit Agreement, such Collateral will be automatically and fully released from this Agreement and the Administrative Agent, at the expense of the respective Grantor, will duly assign, transfer and deliver to such Grantor (without recourse and without any representation or warranty) such of the Collateral as is then being (or has been) so sold, disposed of or released and as may be in possession of the Administrative Agent and has not theretofore been released pursuant to this Agreement.

(c)        The Administrative Agent shall have no liability whatsoever to any Secured Party as the result of any release of Collateral by it in accordance with (or which the Administrative Agent in the absence of gross negligence and willful misconduct believes to be in accordance with) this Section 7.10.

Section 7.11          Additional Grantors.  It is understood and agreed that any Subsidiary of the Borrower that is required to become a party hereto pursuant to the Credit Agreement shall become a Grantor hereunder by executing and delivering a joinder agreement, in the form attached hereto as Annex IV, and delivering the same to the Administrative Agent.

Section 7.12          Indemnification.  Each Grantor jointly and severally agrees (i) to indemnify and hold harmless the Administrative Agent and the other Secured Parties (collectively, the “Indemnitees”) from and against any and all claims, losses, damages, liabilities and related expenses of whatsoever kind or nature including the fees, charges and disbursements of one counsel together with one local counsel, if necessary, in each relevant jurisdiction and, if necessary, one regulatory counsel (and one additional counsel if an actual or potential conflict of interest exists among the Indemnitees) and (ii) to reimburse the Administrative Agent for all reasonable out-of-pocket costs and expenses, including reasonable attorneys’ fees (including the fees, charges and disbursements of one counsel together with one local counsel, if necessary, in each relevant jurisdiction and if necessary, one regulatory counsel (and one additional counsel if an actual or potential conflict of interest exists among the Indemnitees)), arising in connection with any amendment, waiver or modification to this Agreement and the administration thereof and the Administrative Agent for all out-of-pocket costs and expenses (including attorney’s fees) arising out of or resulting from the exercise by the Administrative Agent of any right or remedy

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granted to it hereunder or under any other Secured Debt Agreement; provided, with respect to clause (i) above, that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by any Grantor against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if such Grantor has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction.  If and to the extent that the obligations of any Grantor under this Section 11 are unenforceable for any reason, such Grantor hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under applicable law.  If and to the extent that the obligations of any Grantor under this Section 7.12 are unenforceable for any reason, such Grantor hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under applicable law.

Section 7.13          Administrative Agent Appointed Attorney-in-Fact. Each Grantor hereby appoints the Administrative Agent the attorney-in-fact of such Grantor for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument that the Administrative Agent may deem necessary or advisable to accomplish the purposes hereof, which appointment will become effective upon the occurrence and during the continuance of an Event of Default and is irrevocable until this Agreement is terminated and coupled with an interest.  Without limiting the generality of the foregoing, the Administrative Agent shall have the right, after the occurrence and during the continuance of an Event of Default, with full power of substitution either in the Administrative Agent’s name or in the name of such Grantor, (a) to receive, endorse, assign or deliver any and all notes, acceptances, checks, drafts, money orders or other evidences of payment relating to the Collateral or any part thereof; (b) to demand, collect, receive payment of, give receipt for and give discharges and releases of all or any of the Collateral; (c) to ask for, demand, sue for, collect, receive and give acquittance for any and all moneys due or to become due under and by virtue of any Collateral; (d) to sign the name of any Grantor on any invoice or bill of lading relating to any of the Collateral; (e) to send verifications of Accounts to any Account Debtor; (f) to commence and prosecute any and all suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect or otherwise realize on all or any of the Collateral or to enforce any rights in respect of any Collateral; (g) to settle, compromise, compound, adjust or defend any actions, suits or proceedings relating to all or any of the Collateral; (h) to notify, or to require any Grantor to notify, Account Debtors to make payment directly to the Administrative Agent; and (i) to use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with all or any of the Collateral, and to do all other acts and things necessary to carry out the purposes of this Agreement, as fully and completely as though the Administrative Agent were the absolute owner of the Collateral for all purposes; provided, that nothing herein contained shall be construed as requiring or obligating the Administrative Agent to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Administrative Agent, or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby.  The Administrative Agent shall be accountable only for amounts actually received as a result of the exercise of the powers granted to it herein, and neither it nor

23

its officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for its own gross negligence or willful misconduct.

Section 7.14          Conflict.  Notwithstanding anything to the contrary set forth herein, this Agreement, the Liens created hereby and the rights and remedies of the Administrative Agent hereunder are subject to the terms and provisions of the Credit Agreement, including, without limitation, Sections 8.02, 8.03, 9.06 and 10.03 thereof.  In the event of any inconsistency between the provisions of this Agreement (other than Section 3.02) and the Credit Agreement, the provisions of the Credit Agreement shall supersede and control the provisions of this Agreement.

[Signatures on Following Page]

24

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

Address:

c/o FAIRPOINT COMMUNICATIONS, INC. 521 East Morehead Street Charlotte, NC 28202 Attention: General Counsel Facsimile No.: (704) 344-1594 Email: slinn@fairpoint.com

BERKSHIRE CELLULAR, INC.
BERKSHIRE NEW YORK ACCESS, INC.
C & E COMMUNICATIONS, LTD.
C-R COMMUNICATIONS, INC.
C-R LONG DISTANCE, INC.
COMERCO, INC.
EL PASO LONG DISTANCE COMPANY
ELLTEL LONG DISTANCE CORP.
FAIRPOINT BROADBAND, INC.
FAIRPOINT CARRIER SERVICES, INC.
FAIRPOINT COMMUNICATIONS, INC.
FAIRPOINT LOGISTICS, INC.
GERMANTOWN LONG DISTANCE COMPANY
MJD SERVICES CORP.
MJD VENTURES, INC.

PEOPLES MUTUAL LONG DISTANCE COMPANY
QUALITY ONE TECHNOLOGIES, INC.
RAVENSWOOD COMMUNICATIONS, INC.
S T ENTERPRISES, LTD.

TACONIC TECHNOLOGY CORP.
UNITE COMMUNICATIONS SYSTEMS, INC. UTILITIES, INC.,

each as a Grantor

		By:	/s/ Ajay Sabherwal
			Name:	Ajay Sabherwal
			Title:	Executive Vice President and Chief
Financial Officer
ORWELL COMMUNICATIONS, INC.
as a Grantor
By:	/s/ John R. Whitener
Name: John R. Whitener
Title: Vice President and Treasurer

By:	/s/ Shirley J. Linn
Name: Shirley J. Linn
Title: Executive Vice President, Secretary and General Counsel

[Signature Page to Security Agreement]

Accepted and Agreed to:

MORGAN STANLEY SENIOR FUNDING, INC.,
as Administrative Agent

By:	/s/ Reagan C. Philipp
Name:	Reagan Philipp
Title:	Authorized Signatory

[Signature Page to Security Agreement]

Annex I to the
Security Agreement

[Form of]

Copyright Security Agreement

Copyright Security Agreement, dated as of     , 2013, by [              ], a [   ] with offices located at [   ] (the “Grantor”) in favor of MORGAN STANLEY SENIOR FUNDING, INC., a [  ] with offices located at [  ] in its capacity as administrative agent pursuant to the Credit Agreement (in such capacity, the “Administrative Agent”).

W I T N E S S E T H:

WHEREAS, the Grantor is party to a Security Agreement of even date herewith (the “Security Agreement”) in favor of the Administrative Agent pursuant to which the Grantor is required to execute and deliver this Copyright Security Agreement;

NOW, THEREFORE, in consideration of the premises and to induce the Administrative Agent, for the benefit of the Secured Parties, to enter into the Credit Agreement, the Grantor hereby agrees with the Administrative Agent as follows:

SECTION 1.         Defined Terms.  Unless otherwise defined herein, terms defined in the Security Agreement and used herein have the meaning given to them in the Security Agreement.

“Copyright Collateral” shall mean, collectively, (a) all of the copyrights (whether statutory or common law, whether registered or unregistered and whether published or unpublished) and all copyright registrations and applications listed in Schedule I to this Agreement (collectively, “Copyrights”), together with any and all (i) rights and privileges arising under applicable law with respect to such Grantor’s use of such Copyrights, (ii) renewals and extensions thereof, and (iii) rights to sue and collect damages for past, present or future infringements thereof; and (b) all Proceeds and products of any and all of the foregoing and all accessions to, substitutions and replacements for, and rents, profits and products of, each of the foregoing, and any and all Proceeds of any insurance, indemnity, warranty or guaranty payable to such Grantor from time to time with respect to any of the foregoing.

SECTION 2.         Grant of Security Interest in Copyright Collateral.  As security for the payment and performance in full of the Obligations, the Grantor hereby mortgages, pledges and hypothecates to the Administrative Agent, for the ratable benefit of the Secured Parties and hereby grants to the Administrative Agent, for the ratable benefit of the Secured Parties, a security interest in, all of its right, title and interest in, to and under the Copyright Collateral of the Grantor, wherever located, whether now existing or hereafter arising or acquired from time to time.

SECTION 3.         Security Agreement.  The security interests granted pursuant to this Copyright Security Agreement are granted in conjunction with the security interests granted to the Administrative Agent pursuant to the Security Agreement and Grantor hereby acknowledges and affirms that the rights and remedies of the Administrative Agent with respect to the security interests in the Copyrights made and granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein.  In the event that any provision of this Copyright Security Agreement is deemed to conflict with the Security Agreement, the provisions of the Security Agreement shall control unless the Administrative Agent shall otherwise reasonably determine.

SECTION 4.         Termination.  Upon the payment in full of the Obligations and termination of the Security Agreement, the Administrative Agent shall execute, acknowledge, and deliver to the Grantor a written instrument in recordable form releasing the collateral pledges, grants, liens and security interests in the Copyright Collateral under this Copyright Security Agreement.

SECTION 5.         Counterparts.  This Copyright Security Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Copyright Security Agreement by signing and delivering one or more counterparts.  Delivery of an executed signature page to this Copyright Security Agreement by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart thereof.

SECTION 6.         Governing Law.  This Copyright Security Agreement shall be construed in accordance with and governed by the law of the State of New York, without regard to conflicts of law principles that would require the application of the laws of another jurisdiction.

[signature page follows]

IN WITNESS WHEREOF, the Grantor has caused this Copyright Security Agreement to be executed and delivered by its duly authorized offer as of the date first set forth above.

Very truly yours,

[GRANTORS]

By:
Name:
Title:

Accepted and Agreed to:

MORGAN STANLEY SENIOR FUNDING, INC.,
as Administrative Agent

By:
Name:
Title:

SCHEDULE I
TO
COPYRIGHT SECURITY AGREEMENT
COPYRIGHT REGISTRATIONS AND COPYRIGHT APPLICATIONS

Copyright Registrations:

OWNER	REGISTRATION NUMBER	TITLE

Copyright Applications:

OWNER	TITLE

Annex II to the

Security Agreement

[Form of]

Patent Security Agreement

Patent Security Agreement, dated as of     , 2013, by [              ], a [  ] with offices located at [   ] (the “Grantor”) in favor of MORGAN STANLEY SENIOR FUNDING, INC., a [  ] with offices located at [  ] in its capacity as administrative agent pursuant to the Credit Agreement (in such capacity, the “Administrative Agent”).

W I T N E S S E T H:

WHEREAS, the Grantor is party to a Security Agreement of even date herewith (the “Security Agreement”) in favor of the Administrative Agent pursuant to which the Grantor is required to execute and deliver this Patent Security Agreement;

NOW, THEREFORE,  in consideration of the premises and to induce the Administrative Agent, for the benefit of the Secured Parties, to enter into the Credit Agreement, the Grantor hereby agrees with the Administrative Agent as follows:

SECTION 1.         Defined Terms.  Unless otherwise defined herein, terms defined in the Security Agreement and used herein have the meaning given to them in the Security Agreement.

“Patent Collateral” shall mean (a) (i) all of the letters patent and all applications for letters patent, including registrations, recordations and pending applications in the United States Patent and Trademark Office listed on Schedule I to this Agreement (collectively, “Patents”), (ii) all reissues, continuations, divisions, continuations-in-part, renewals or extensions thereof, and the inventions disclosed or claimed therein, and (iii) rights to sue and collect damages for past, present or future infringements thereof; and (b) all Proceeds and products of any and all of the foregoing and all accessions to, substitutions and replacements for, and rents, profits and products of, each of the foregoing, and any and all Proceeds of any insurance, indemnity, warranty or guaranty payable to such Grantor from time to time with respect to any of the foregoing.

SECTION 2.         Grant of Security Interest in Patent Collateral.  As security for the payment and performance in full of the Obligations, the Grantor hereby mortgages, pledges and hypothecates to the Administrative Agent, for the ratable benefit of the Secured Parties, and hereby grants to the Administrative Agent, for the ratable benefit of the Secured Parties, a security interest in all of its right, title and interest in, to and under the Patent Collateral of the Grantor, wherever located, whether now existing or hereafter arising or acquired from time to time.

SECTION 3.         Security Agreement.  The security interests granted pursuant to this Patent Security Agreement are granted in conjunction with the security interests granted to the

Administrative Agent pursuant to the Security Agreement and Grantor hereby acknowledges and affirms that the rights and remedies of the Administrative Agent with respect to the security interests in the Patents made and granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein.  In the event that any provision of this Patent Security Agreement is deemed to conflict with the Security Agreement, the provisions of the Security Agreement shall control unless the Administrative Agent shall otherwise reasonably determine.

SECTION 4.         Termination.  Upon the payment in full of the Obligations and termination of the Security Agreement, the Administrative Agent shall execute, acknowledge, and deliver to the Grantor a written instrument in recordable form releasing the collateral pledges, grants, liens and security interests in the Patent Collateral under this Patent Security Agreement.

SECTION 5.         Counterparts.  This Patent Security Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Patent Security Agreement by signing and delivering one or more counterparts.  Delivery of an executed signature page to this Patent Security Agreement by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart thereof.

SECTION 6.         Governing Law.  This Patent Security Agreement shall be construed in accordance with and governed by the law of the State of New York, without regard to conflicts of law principles that would require the application of the laws of another jurisdiction.

[signature page follows]

IN WITNESS WHEREOF, the Grantor has caused this Patent Security Agreement to be executed and delivered by its duly authorized offer as of the date first set forth above.

Very truly yours,

[GRANTORS]

By:
Name:
Title:

Accepted and Agreed to:

MORGAN STANLEY SENIOR FUNDING, INC.,
as Administrative Agent

By:
Name:
Title:

SCHEDULE I
to
PATENT SECURITY AGREEMENT
PATENT REGISTRATIONS AND PATENT APPLICATIONS

Patent Registrations:

OWNER	REGISTRATION NUMBER	NAME

Patent Applications:

OWNER	APPLICATION NUMBER	NAME

Annex III to the

Security Agreement

[Form of]

Trademark Security Agreement

Trademark Security Agreement, dated as of     , 2013, by [             ], a [  ] with offices located at [   ] (the “Grantor”) in favor of MORGAN STANLEY SENIOR FUNDING, INC., a [  ] with offices located at [  ] in its capacity as administrative agent pursuant to the Credit Agreement (in such capacity, the “Administrative Agent”).

W I T N E S S E T H:

WHEREAS, the Grantor is party to a Security Agreement of even date herewith (the “Security Agreement”) in favor of the Collateral Agent pursuant to which the Grantor is required to execute and deliver this Trademark Security Agreement;

NOW, THEREFORE, in consideration of the premises and to induce the Administrative Agent, for the benefit of the Secured Parties, to enter into the Credit Agreement, the Grantor hereby agrees with the Administrative Agent as follows:

SECTION 1.           Defined Terms.  Unless otherwise defined herein, terms defined in the Security Agreement and used herein have the meaning given to them in the Security Agreement.

“Trademark Collateral” shall mean (a) (i) all of the trademarks, service marks, trade names, “doing business as” names, trade styles, trade dress, logos, other source or business identifiers, designs and general intangibles of like nature, all registrations and recordations thereof, and all applications filed in connection therewith, in each case, listed on Schedule I to this Agreement, all extensions or renewals thereof (collectively, “Trademarks”), (ii) all goodwill connected with the use thereof and symbolized thereby, and (iii) all rights to sue and collect damages for past, present or future infringements thereof; and (b) all Proceeds and products of any and all of the foregoing and all accessions to, substitutions and replacements for, and rents, profits and products of, each of the foregoing, and any and all Proceeds of any insurance, indemnity, warranty or guaranty payable to such Grantor from time to time with respect to any of the foregoing.

SECTION 2.           Grant of Security Interest in Trademark Collateral.  As security for the payment and performance in full of the Obligations, the Grantor hereby mortgages, pledges and hypothecates to the Administrative Agent, for the ratable benefit of the Secured Parties, and hereby grants to the Administrative Agent, for the ratable benefit of the Secured Parties, a security interest in all of its right, title and interest in, to and under the Trademark Collateral of the Grantor, wherever located, whether now existing or hereafter arising or acquired from time to time.

SECTION 3.           Security Agreement.  The security interests granted pursuant to this Trademark Security Agreement are granted in conjunction with the security interests granted to the Administrative Agent pursuant to the Security Agreement and Grantor hereby acknowledges and affirms that the rights and remedies of the Administrative Agent with respect to the security interests in the Trademarks made and granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein.  In the event that any provision of this Trademark Security Agreement is deemed to conflict with the Security Agreement, the provisions of the Security Agreement shall control unless the Administrative Agent shall otherwise reasonably determine.

SECTION 4.           Termination.  Upon the payment in full of the Obligations and termination of the Security Agreement, the Administrative Agent shall execute, acknowledge, and deliver to the Grantor a written instrument in recordable form releasing the collateral pledges, grants, liens and security interests in the Trademarks under this Trademark Security Agreement.

SECTION 5.           Counterparts.  This Trademark Security Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Trademark Security Agreement by signing and delivering one or more counterparts.  Delivery of an executed signature page to this Trademark Security Agreement by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart thereof.

SECTION 6.           Governing Law.  This Trademark Security Agreement shall be construed in accordance with and governed by the law of the State of New York, without regard to conflicts of law principles that would require the application of the laws of another jurisdiction.

[signature page follows]

IN WITNESS WHEREOF, the Grantor has caused this Trademark Security Agreement to be executed and delivered by its duly authorized offer as of the date first set forth above.

Very truly yours,

[GRANTORS]

By:
Name:
Title:

Accepted and Agreed to:

MORGAN STANLEY SENIOR FUNDING, INC.,
as Administrative Agent

By:
Name:
Title:

SCHEDULE I
to
TRADEMARK SECURITY AGREEMENT
TRADEMARK REGISTRATIONS AND TRADEMARK APPLICATIONS

Trademark Registrations:

OWNER	REGISTRATION NUMBER	TRADEMARK

Trademark Applications:

OWNER	APPLICATION NUMBER	TRADEMARK

ANNEX IV

Form of Joinder Agreement

JOINDER NO.       dated as of [                       ] (this “Joinder”), to the Security Agreement (the “Security Agreement”) dated as of February 14, 2013 (as amended, modified, restated and/or supplemented from time to time, the “Security Agreement”), among FAIRPOINT COMMUNICATIONS, INC., a Delaware corporation (the “Borrower”), the other Subsidiaries of the Borrower party thereto (together with the Borrower, each a “Grantor” and collectively, the “Grantors”) and MORGAN STANLEY SENIOR FUNDING, INC., as Administrative Agent (in such capacity, together with any successors and assigns in such capacity, the “Administrative Agent”) for the benefit of the Secured Parties.

A.            Reference is made to (a) the Credit Agreement dated as of February 14, 2013 (as amended, modified, restated and/or supplemented from time to time, the “Credit Agreement”), among the Borrower, the Lenders party thereto and the Administrative Agent and (b) the Security Agreement.

B.            Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Security Agreement.

C.            [NAME OF GRANTOR] has [formed][acquired]             , a             [type of entity] (the “New Grantor”).

D.            Pursuant to the terms and provisions of the Credit Agreement, the New Grantor is required to become a party to the Security Agreement and to pledge and grant a Lien in all of its Collateral to the Administrative Agent, for the benefit of the Secured Parties.  The New Grantor is executing this Joinder in accordance with the requirements of the Credit Agreement and Section 7.11 of the Security Agreement to become a party to the Security Agreement.

Accordingly, the New Grantor hereby agrees as follows:

SECTION 1.           The New Grantor is hereby added as a party to the Security Agreement and hereby agrees to be bound as a “Grantor” by all of the terms, covenants and provisions set forth in the Security Agreement to the same extent that it would have been bound if it had been a signatory to the Security Agreement on the date of the Security Agreement.

Without limiting the generality of the first paragraph of this Section 1, as security for the payment and performance in full of the Obligations, each Grantor hereby assigns, mortgages, pledges and hypothecates to the Administrative Agent, for the ratable benefit of the Secured Parties, and hereby grants to the Administrative Agent, for the ratable benefit of the Secured Parties, a security interest in, all of such Grantor’s right, title and interest in, to and under the Collateral of such Grantor, wherever located, whether now existing or hereafter arising or acquired from time to time.

SECTION 2.           Annexed hereto are supplements to each of the Schedules to the Security Agreement with respect to the New Grantor.  Such supplements shall be deemed to be part of the Security Agreement.  The New Grantor hereby represents and warrants that, as of the date hereof, all information set forth in the supplements annexed hereto is true and correct.

SECTION 3.           The New Grantor hereby represents and warrants to the Administrative Agent and the other Secured Parties that this Joinder has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforceability of creditors’ rights generally and by general principles of equity.

SECTION 4.           This Joinder may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.

SECTION 5.           Except as expressly supplemented hereby, the Security Agreement shall remain in full force and effect in accordance with the terms thereof.

SECTION 6.           THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE SECURED PARTIES AND OF THE UNDERSIGNED HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK, except to the extent that, pursuant to mandatory provisions of law, the perfection, the effect of perfection or nonperfection or the priority of any security interest granted under the Security Agreement may be determined in accordance with the laws of a different jurisdiction.

SECTION 7.           All communications and notices to be provided to the New Grantor hereunder or under the Security Agreement shall be given to the New Grantor at the address set forth under its signature below.

IN WITNESS WHEREOF, the New Grantor and the Administrative Agent have duly executed this Joinder as of the day and year first above written.

Very truly yours,

[NEW GRANTOR]

By:
Name:
Title:

Address of New Grantor:

[ ]

Accepted and Agreed to:

MORGAN STANLEY SENIOR FUNDING, INC.,
as Administrative Agent

By:
Name:
Title: